Exhibit 23(g)(i)

_______________________________________________________

GLOBAL CUSTODY AGREEMENT

BETWEEN

OPPENHEIMERFUNDS, INC.
on behalf of each investment company identified
as a Customer
in Exhibit A attached hereto
individually and severally, and not jointly and severally

AND

JPMORGAN CHASE BANK

August 16, 2002

GLOBAL CUSTODY AGREEMENT

TABLE OF CONTENTS

1. INTENTION OF THE PARTIES; DEFINITIONS	4
1.1 Intention of the Parties	4
1.2 Definitions	4
2. WHAT BANK IS REQUIRED TO DO	6
2.1 Set Up Accounts	6
2.2 Cash Account	7
2.3 Segregation of Assets; Nominee Name	7
2.4 Settlement of Trades	7
2.5 Settlement Procedures; Contractual Settlement Date Accounting	8
2.6 Settlement Procedures; Actual Settlement Date Accounting	8
2.7 Income Collection (Autocredit&#65533;)	8
2.8 Certain Ministerial Acts	9
2.9 Corporate Actions	9
2.10 Proxies	10
2.11 Statements	11
2.12 Access to Bank’s Records	11
2.13 Maintenance of Financial Assets at Subcustodian Locations	12
2.14 Tax Relief Services	12
2.15 Foreign Exchange Transactions	12
2.16 Compliance with SEC Rule 17f-5	12
2.17 Compliance with SEC Rule 17f-7	13
2.18 Securities Entitlement Orders	14
2.19 Confirmations	14
3. INSTRUCTIONS	15
3.1 Acting on Instructions; Unclear Instructions	15
3.2 Confirmation of Oral Instructions/Security Devices	15
3.3 Instructions; Contrary to Law/Market Practice	16
3.4 Cut-off Times	16
4. FEES EXPENSES AND OTHER AMOUNTS OWING TO BANK	16
4.1 Fees and Expenses	16
4.2 Overdrafts	16
5. SUBCUSTODIANS, SECURITIES DEPOSITORIES AND OTHER AGENTS	17
5.1 Appointment of Subcustodians	17
5.2 Liability for Subcustodians	17
5.3 Use of Agents	17
6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER	18
6.1 Representations of Customer and Bank	18
6.2 Provision of Additional Information to Bank	18
6.3 Customer is Liable to Bank Even if it is Acting for Another Person	18
7. WHEN BANK IS LIABLE TO CUSTOMER	18
7.1 Standard of Care; Liability	19
7.2 Force Majeure	20
7.3 Bank May Consult With Counsel	20
7.4 Bank Provides Diverse Financial Services and May Generate Profits as a Result	20
8. TAXATION	20
8.1 Tax Obligations	20
8.2 Tax Reclaims	21
9. TERMINATION	21
10. Miscellaneous	22
10.1 Notices	22
10.2 Successors and Assigns	22
10.3 Interpretation	22
10.4 Entire Agreement	22
10.5 Information Concerning Deposits at Bank’s London Branch	22
10.6 Insurance	23
10.7 Governing Law and Jurisdiction	23
10.8 Severability; Waiver; and Survival	23
10.9 Counterparts	23
10.10 No Third Party Beneficiaries	24
10.11 Confidentiality	24
10.12 Limited Obligations	24

GLOBAL CUSTODY AGREEMENT

      This Agreement, dated August 16, 2002, is by and between JPMORGAN CHASE BANK (“Bank”), with a place of business at 4 MetroTech Center, Attn: Investor Services, Brooklyn, New York 11245; and OppenheimerFunds, Inc., with a place of business at 6803 South Tucson Way, Attn: Banking Operations, Centennial, Colorado 80112 on behalf of each investment company identified on Exhibit A attached hereto (each hereinafter referred to as the “Customer”) individually and severally, and not jointly and severally.

1.   INTENTION OF THE PARTIES; DEFINITIONS

1.1      Intention of the Parties

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     (a)     Customer hereby employs the Bank as the Custodian of all assets of Customer which are delivered to and accepted by the Bank or any Subcustodian, including Securities, Financial Assets and cash, and Bank hereby accepts such employment, pursuant to the terms and conditions set forth herein governing custodial, settlement and certain other associated services offered by Bank to Customer. Bank will be responsible for the performance of only those duties that are set forth in this Agreement. Customer acknowledges that Bank is not providing any legal, tax or investment advice in connection with the services hereunder.

     (b)     Investing in foreign markets may be a risky enterprise. The holding of Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special considerations. Bank will not be liable for any loss that results from Country Risk, as defined herein.

1.2     Definitions

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     (a)     As used herein, the following terms have the meaning hereinafter stated.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, controlled by, or under common control with, Bank.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Applicable Law” means any statute, whether national, state or local, applicable in the United States or any other country, the rules of the treaty establishing the European Community, any other law, rule, regulation or interpretation of any governmental entity, any applicable common law, and any decree, injunction, judgment, order, ruling, or writ of any governmental entity.

“Authorized Person” means any person who has been designated by written notice from Customer (or by any agent designated by Customer, including, without limitation, an investment manager) to act on behalf of Customer hereunder. Such persons will continue to be Authorized Persons until such time as Bank receives Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Bank Indemnitees” means Bank and its nominees, directors, officers, employees and agents.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, class action notice or similar matter with respect to a Financial Asset in the Securities Account that require discretionary action by the holder, but does not include proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means, as the context requires, either the asset itself or the means by which a person’s claim to it is evidenced, including but not limited to a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

“Foreign Financial Assets” means Financial Assets, including foreign currencies, for which the primary market is outside the United States and any cash and cash equivalents that are reasonably necessary to effect transactions in those Financial Assets.

“Institutional Clients” means U.S. registered investment companies, major U.S. commercial banks, insurance companies, pension funds or substantially similar financial institutions which as part of their ordinary business operations purchase or sell Financial Assets and make use of custodial services in the applicable jurisdiction or market.

“Instructions” means instructions which: (i) are received by Bank in writing or via Bank’s electronic instruction system, SWIFT, telephone, tested telex, facsimile or such other methods as are for the time being agreed by Customer (or an Authorized Person) and Bank; and (ii) Bank believes in good faith have been given by an Authorized Person or are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable and appropriate attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means stocks, bonds, rights, warrants and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, that are commonly traded or dealt in on securities exchanges or financial markets.“Securities” also means other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

“Securities Account” means each Securities custody account on Bank’s records to which Financial Assets are or may be credited pursuant hereto.

     “Securities Depository” means:

(i) when referring to a securities depository located outside the U.S., an ‘Eligible Securities Depository’ which, in turn, shall have the same meaning as in SEC Rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order.

(ii) when referring to a securities depository located in the U.S. shall mean a securities depository as defined in SEC Rule 17f-4(a).

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“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means Bank, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

     “Subcustodian” means the following:

     (i) a ‘U.S. Bank’, which shall mean a U.S. bank as defined in SEC rule 17f-5(a)(7);

(ii) an ‘Eligible Foreign Custodian’, which shall mean: (x) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country’s government or an agency thereof, and (y) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

(iii) For purposes of clarity, it is agreed that as used in Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager, andthat Subcustodian includes Affiliated Subcustodians.

     (b)     All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versaand the word “will” shall be read to mean “shall.”

2.   WHAT BANK IS REQUIRED TO DO

2.1      Set Up Accounts

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     (a)     Bank will establish and maintain the following accounts (“Accounts”):

(i)     a Securities Account in the name of Customer for Financial Assets, which may be received by or on behalf of Bank or its Subcustodian for the account of Customer, including as an Entitlement Holder; and

(ii)     an account in the name of Customer (“Cash Account”) for any and all cash in any currency received by or on behalf of Bank or its Subcustodian for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or a Securities Depository will be held in that manner and will not be part of the Cash Account.

     (b)     At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.

2.2     Cash Account

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     Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank’s London Branch. Any cash so deposited with Bank’s London Branch will be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

2.3     Segregation of Assets; Nominee Name

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     (a)     Bank will identify in its records that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

     (b)     To the extent permitted by Applicable Law or market practice, Bank will require each Subcustodian to identify in its own records that Financial Assets credited to Customer’s Securities Account belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(c)	Bank is authorized, in its discretion:

(i)     to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;

(ii)      to hold Financial Assets in or deposit Financial Assets with any Securities Depository, settlement system or dematerialized book entry or similar systemsas to which, in the case of a foreign Securities Depository, Bank has provided the analysis of custody risks contemplated by Section (a)(1)(i)(A) of Rule 17f-7 under the 1940 Act and not, after delivering a notice required by Section (a)(1)(i)(B) of Rule 17f-7 under the 1940 Act, received Instructions from Customer to withdraw securities therefrom (a “Reported Depository”); and

(iii)

to register in the name of Customer, Bank, a Subcustodian, or their respective nominees, such Financial Assets as are customarily held in registered form; provided, however, that if it is market practice in a country for Financial Assets customarily held in registered form to be registered in the name of a Reported Depository, Bank is authorized in its discretion to register such Financial Assets in the name of such Reported Depository or its nominee.

          (d)     Except with the specific consent of Customer, Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts or in Customer’s name, as required by local market practice, and will accept delivery of Financial Assets of the same class and denomination as thosedeposited with Bank or its Subcustodian.

2.4     Settlement of Trades

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     When Bank receives an Instruction directing settlement of a transaction in (i.e., purchase or sale of) Financial Assets that includes all information reasonably required by Bank, Bank will use reasonable care to effect such settlement as instructed. Settlement of transactions in Financial Assets will be conducted in accordance with prevailing standards of the market in which the transaction occursfor transactions by Institutional Clients. Notwithstanding applicable market standards, the Bank shall not deliver Financial Assets or payment in advance of receipt or settlement of the expected considerationunless instructed to do so by Customer. In the case of the failure of Customer’s counterparty to deliver the expected consideration as agreed, Bank will contact the counterparty to seek settlement, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

2.5     Settlement Procedures; Contractual Settlement Date Accounting

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     (a)     Securities will be transferred, exchanged or delivered by the Custodian or Subcustodian upon receipt by Custodian of Instructions which include all information required by Custodian. Bank will use “contractual settlement date accounting” as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement date accounting and will notify Customer of those markets from time to time.

(i)     Sales: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at Bank pending settlement of the trade to the extent not already delivered.

(ii)     Purchases: On the settlement date for the purchase (or earlier, if market practice generally used by Institutional Clients requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account with the settlement amount and credit a separate account at Bank. Bank then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the credit in its Securities Account of the Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

Bank reserves the right to restrict in good faith the availability of contractual settlement date accounting for reasons of insufficient cash in Customer’s Cash Account or local market constraints that would prohibit settlement.

     (b)     Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any pending debit or credit made pursuant to Section 2.5(a) prior to a transaction’s actual settlement, and Bank will not be liable for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in this sub-section are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer.

2.6     Settlement Procedures; Actual Settlement Date Accounting

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     With respect to any sale or purchase transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.

2.7     Income Collection ; Autocredit&#65533;

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     (a)     Autocredit&#65533;

. Bank will credit all interest and dividends and all other income and payments, including redemption proceeds on Financial Assets, whether paid in cash or in kind, as the same become payable and credit the same to the Cash Account, net of any taxes that are withheld by Bank or any third party. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the corresponding payment will not be received by Bank within a reasonable period or such credit was incorrect.

(b)     Income Collection. Bank will use reasonable, good faith efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds, but neither Bank nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action. With Bank’s permission, which shall not be unreasonably withheld, Customer may use the name of Bank or a Subcustodian when necessary to comment and prosecute such legal proceedings to collect amounts due, and Bank will, and will cause each Subcustodian to, cooperate fully with Customer in assisting in collecting such amounts.

2.8     Certain Ministerial Acts.

     (a)     Until Bank receives Instructions to the contrary, Bank will:

(i)     present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)     execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)     exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)     Bank may provide information concerning the Accounts to Subcustodians, Securities Depositories, counterparties, issuers of Financial Assets, governmental entities, securities exchanges, self-regulatory entities, and similar entities to the extent required by Applicable Law or as may be required by market practice for accounts of Institutional Clients in order to provide the services contemplated by this Agreement.

2.9     Corporate Actions

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     (a)     Subject to the standard of reasonable care of Section 7.1(a), Bank will follow Corporate Actions through receipt of notices from issuers, from Subcustodians, Securities Depositories and notices published in industry publications and reported in reporting services. Bank will promptly notify Customer of any Corporate Action of which information is either (i) received by it or a Subcustodian to the extent that Bank’s central corporate actions department has actual knowledge of the Corporate Action in time to notify its customers in a timely manner; or (ii) published via a formal notice in publications and reporting services routinely used by Bank for this purpose in time for Bank to notify its customers in a timely manner. Bank also will use its reasonable efforts to notify Customer of any class action litigation for which information is actually received by Bank’s central corporate actions department but shall not be liable for any Liabilities arising out of Bank’s failure to identify Customer’s interest in any class action litigation. Bank does not commit, however, to provide information concerning Corporate Actions or class action litigation relating to Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian.

(b)      If an Authorized Person fails to provide Bank with Instructions prior to the deadline set by the Securities Depository with respect to any Corporate Action, neither Bank nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.9 (a) with respect to that Corporate Action. If Customer provides Bank with Instructions with respect to any Corporate Action after the deadline set by the Bank but before the deadline set by the Securities Depository, Bank shall use commercially reasonable efforts to act on such Instructions. If Bank fails to act on Instructions provided by Customer prior to the deadline set by Bank with respect to any Corporate Action, Bank will be liable for direct losses incurred by Customer.

Bank’s deadline for receipt of Instructions from Customer with respect to any Corporate Action shall not precede the deadline set by the Securities Depository by more than a commercially reasonable period of time, with such interval between the Bank’s deadline and the Securities Depository’s deadline as agreed upon between Customer and Bank.

(c)     Bank may sell or otherwise dispose of fractional interests in Financial Assets arising out of a Corporate Action and, to the extent necessary to protect Customer’s interest in that Corporate Action, credit the Cash Account with the proceeds of the sale or disposition. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any basis such that Customer is not allocated a higher proportion of the redeemed Financial Asset than it would on a pro rata basis.

(d)     Notices of Corporate Actions and class actions dispatched to Customer may have been obtained from sources which Bank does not control and may have been translated or summarized. Although Bank believes such sources to be reliable, Bank has no duty to verify the information contained in such notices nor the faithfulness of any translation or summary and therefore does not guarantee its accuracy, completeness or timeliness.

2.10     Proxies

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     (a)     As may be agreed upon between Customer and Bank, and subject to and upon the terms of this sub-section, Bank willmonitor information in accordance with standard procedures as notified to Customer and will promptly provide Customer with information which it receives on matters to be voted upon at meetings of holders of Financial Assets (“Notifications”), and Bank will act in accordance with Customer’s Instructions in relation to such Notifications (“the active proxy voting service”). If information is received by Bank at its proxy voting department too late to permit timely voting by Customer, Bank’s only obligation will be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an “information only” basis.

     (b)     The active proxy voting service is available only in certain markets, details of which are available from Bank on request. Provision of the active proxy voting service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

     (c)     Bank will act upon Instructions to vote on matters referred to in a Notification, provided Instructions are received by Bank at its proxy voting department by the deadline referred to in the relevant Notification. If Instructions are not received in a timely manner, Bank will not be obligated to provide further notice to Customer.

     (d)     Bank reserves the right to provide Notifications or parts thereof in the language received, but shall use commercially reasonable efforts to provide such Notifications in English in a timely manner. Bank will attempt in good faith to provide accurate and complete Notifications, whether or not translated.

     (e)     Customer acknowledges that Notifications and other information furnished pursuant to the active proxy voting service (“information”) not the intellectual property of Customer. Accordingly, Customer will not make any use of such information except in connection with the active proxy voting service, and to the extent necessary to effectuate Customer’s voting.

     (f)     In markets where the active proxy voting service is not available or where Bank has not received a duly completed enrollment form or other relevant documentation, Bank will not provide Notifications to Customer but will endeavor to act upon Instructions to vote on matters before meetings of holders of Financial Assets where it is reasonably practicable for Bank (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for Bank to take timely action (the “passive proxy voting service”). Bank shall in all events promptly send notices and proxy information it receives either to Customer or as directed by Customer.

     (g)     Customer acknowledges that the provision of proxy voting services (whether active or passive) may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:

(i)     the Financial Assets being on loan or out for registration,

(ii)     the pendency of conversion or another Corporate Action;

(iii)     Financial Assets being held at Customer’s request in a name not subject to the control of Bank or its Subcustodian;

(iv)     Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;

(v)     local market regulations or practices, or restrictions by the issuer; and

(vi)     Bank may be required to vote all shares held for a particular issue for all of Bank’s customers on a net basis (i.e. a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will inform Customer by means of the Notification.

     (h)     Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements, in performing active or passive proxy voting services Bank will be acting solely as the agent of Customer, and will not exercise any discretion, with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

2.11     Statements and Information Available On-Line

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     (a)     Bank will sendto Customer, or make available to Customer on-lineor otherwise at Customer’s reasonable request, at times mutually agreed upon, formal statements of account in Bank’s standard format for each Account maintained by Customer with Bank, identifying the Financial Assets and cash held in each Account (each such statement a “Statement of Account”). Additionally, Bank will send (or make available on-line to) Customer an advice or notification of any transfers of cash or Financial Assets with respect to each Account. Bank will not be liable with respect to any matter set forth in those portions of any Statement of Account or any such advice (or reasonably implied therefrom) to which Customer has not given Bank a written exception or objection within ninety (90) days of receipt of the Statement of Account, provided such matter is not the result of Bank’s negligence, willful misconduct or bad faith. References in this Agreement to Statements of Account include Statements of Account in electronic form.

     (b)     Prices and other information obtained from non-affiliated third parties which may be contained in any Statement of Account or other statement sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

(c)     Customer acknowledges that, except for Statements of Account or as otherwise expressly agreed by Bank, records and reports available to it on-line may not be accurate due to valuation differences by reason of prices used by Customer to value its Financial Assets, delays in updating Account records, and other causes.

2.12     Access to Bank’s Records

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     Bank will allow Customer’s independent public accountants such reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer’s affairs. Subject to restrictions under Applicable Law, Bank also will obtain an undertaking to permit Customer’s independent public accountants, reasonable access to the records of any Subcustodian of Securities held in the Securities Account as may be required in connection with such examination.

2.13     Maintenance of Financial Assets at Subcustodian Locations

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     (a)     Unless Instructions require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are heldin a Reported Depository. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 2 to this Agreement, as in effect from time to time.

     (b)     Bank will not be obliged to follow an Instruction to hold Financial Assets with, or have them registered or recorded in the name of, any person not chosen by Bankor its Subcustodian. However, if Customer does instruct Bank to hold Financial Assets and/or cash with or register or record Financial Assets in the name of a person not chosen by Bank or its Subcutodian and Bank agrees to do so, except in a case in which registration or recording in the name of a person chosen by Bank or its Subcustodian would impose risks to Customer not present if registration or recordation were in a different name, the consequences of doing so are at Customer’s own risk and Bank (i) will not be liable therefor and (ii) may not provide services under this Agreement with respect to Financial Assets s or cash so held, including, without limitation, services provided under Sections 2.8, 2.9, 2.10, and 8.2.

2.14     Tax Relief Services

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     Bank will provide tax relief services as provided in Section 8.2.

2.15     Foreign Exchange Transactions

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     To facilitate the administration of Customer’s trading and investment activity and pursuant to Instructions from CustomerBank may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, will apply to such transactions.

2.16. Compliance with Securities and Exchange Commission (“SEC”) Rule 17f-5 (“Rule 17f-5”).

     (a) Customer’s board of directors (or equivalent body) (hereinafter ‘Board’) hereby delegates to Bank, and, as to those countries listed in Schedule 2 hereto (and as the same may be amended on notice to Customer from time to time), Bank hereby accepts the delegation to it, of the obligation to perform as Customer’s ‘Foreign Custody Manager’ (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended (“1940 Act”), including for the purposes of: (i) selecting Eligible Foreign Custodians (as that term is defined in rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been exempted pursuant to an SEC exemptive order) to hold Foreign Financial Assets and Cash, (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in rule 17f-5(c)(2)), (iii) monitoring such foreign custody arrangements (as set forth in rule 17f-5(c)(3)).

     (b) In connection with the foregoing, Bank shall:

(i) Promptly advise Customer of the placement of Customer’s Financial Assets and Cash with an Eligible Foreign Custodian in connection with execution of this Agreement;

(ii) provide written reports notifying Customer’s Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer’s Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer’s foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

(iii) exercise such reasonable care, prudence and diligence in performing as Customer’s Foreign Custody Manager as a person having responsibility for the safekeeping of Foreign Financial Assets and cash would exercise;

(iv) in selecting an Eligible Foreign Custodian, first have determined that Foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Foreign Financial Assets and cash, including, without limitation, those factors set forth in rule 17f-5(c)(1)(i)-(iv);

(v) determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for Foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market;

(vi) determine that the written contract with an Eligible Foreign Custodian contains the provisions set forth in Rule 17f-5(c)(2)(i)(A)-(F) or, in lieu of any of all of the provisions set forth in Rule 17f-5(c)(2)(i)(A)-(F), other provisions that Bank determines will provide, in their entirety, the same or level of care and protection for the Foreign Financial Assets as the provisions in Rule 17f-5(c)(2)(i)(A)-(F), in their entirety; and .

(vii) have established a system to monitor the initial and continued appropriateness of maintaining Foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Foreign Financial Assets and cash.

Subject to (b)(i)-(vii) above, Bank is hereby authorized to place and maintain Foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

     (c) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the Foreign Financial Assets and cash being placed and maintained in Bank’s custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board has determined that it is reasonable to rely on Bank to perform as Customer’s Foreign Custody in each country in which Customer’s Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

For purposes hereof, “Country Risk” shall mean systemic risks of holding assets in a particular country including, but no limited to, (a) an Eligible Foreign Custodian’s use of an Eligible

Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940 as amended, (b) such country’s financial infrastructure, (c) such country’s prevailing custody and settlement practices, (d) nationalization, expropriation or other governmental actions, (e)

regulation of the banking or securities industry, (f) currency controls, restrictions, devaluations or fluctuations, and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

     (d) Bank shall provide to Customer such information relating to Country Risk as is specified in Schedule 1 hereto. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

2.17      Compliance with SEC Rule 17f-7 (“Rule 17f-7”).

     (a) Bank shall have provided for consideration by Customer, prior to the placement of Customer’s Foreign Financial Assets with any Eligible Securities Depository in connection with execution of this Agreement, an analysis of the custody risks associated with maintaining Customer’s Foreign Financial Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer’s Foreign Financial Assets at such Depository). The foregoing analysis will be provided to Customer at Bank’s Website. In connection with the foregoing, Customer shall notify Bank of any Eligible Securities Depositories at which it does not choose to have its Foreign Financial Assets held. Bank shall monitor the custody risks associated with maintaining Customer’s Foreign Financial Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

     In conducting the aforementioned analysis, Bank shall consider factors relevant to custody risks, including but not limited to:

(i)	the depository’s expertise and market reputation;

(ii)	the quality of the despository’s services;

(iii)	the depository’s financial strength;

(iv)	insurance or indemnification arrangements;

(v)	the extent and quality of regulation and independent examination of the depository;

(vi)	the depository’s standing in published ratings;

(vii)	the depository’s internal controls and other procedures for safeguarding investments; and

(viii)	any related legal proceedings.

     (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.17(a) above.

     (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 3 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Schedule 3 hereto, and as the same may be amended on notice to Customer from time to time.)

2.18	Securities Entitlement Orders.

Bank shall at all times be bound by Instructions (except as otherwise herein provided) as to Securities Entitlements of Customer and shall not permit, honor or act upon any prior, equal or contemporaneous claim to or instructions or orders of any kind with respect to Financial Assets or Cash by or from any other person or entity of any kind, and shall keep all Financial Assets and Cash at all times free from all security interests, charges, claims, mortgages, pledges or other liens, restrictions or encumbrances other than those arising in connection with settlement of transactions pursuant to this Agreement and other charges and payments by Bank as permitted by this Agreement.

2.19      Confirmations.

Bank shall send Customer confirmations of transfers to and from the Accounts at the end of each business day.

3.    INSTRUCTIONS

3.1     Acting on Instructions; Unclear Instructions

.

     (a)     Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer will indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement, provided that Bank shall not be indemnified against or held harmless from any liability arising out of Bank’s negligence, fraud or willful misconduct.

(b)     Unless otherwise expressly provided, all Instructions will continue in full force and effect until canceled or superseded.

(c)     Bank may (in its sole discretion and without affecting any part of this Section 3.1) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. Bank will not, except as provided in Section 7.1 hereof, be liable for any loss arising from any delay while it seeks such clarification or confirmationand it documents that it sought clarification or confirmation.

(d)     In executing or paying a payment order Bank may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order. Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer’s name.

3.2     Confirmation of Oral Instructions/Security Devices

.

     Any Instructions delivered to Bank by telephone will promptly thereafter be confirmed in writing by an Authorized Person. Each confirmation is to be clearly marked “Confirmation.” Bank will not be liable for having followed such Instructions notwithstanding the failure of an Authorized Person to send such confirmation in writing or the failure of such confirmation to conform to the telephone Instructions received, provided that Bank shall have exercised reasonable care in following such Instructions. In the event of a discrepancy between Instructions and a subsequent confirmation, Bank will immediately notify Customer of such discrepancy. Either party may record any of their telephonic communications. Customer will comply with any security procedures reasonably required by Bank from time to time with respect to verification of Instructions. Customer will be responsible for safeguarding any test keys, identification codes or other security devices that Bank will make available to Customer or any Authorized Person.

3.3     Instructions; Contrary to Law/Market Practice

.

     Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practiceand will immediately so notify Customer, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4      Cut-off Times

.

Bank has established cut-off times for receipt of some categories of Instruction, which are consistent with industry standards for the receipt of such instructions and which will be made available to Customer. If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable on the next business day.

4.     FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1     Fees and Expenses

.

     Customer will pay Bank for its services hereunder the fees set forth in Schedule A hereto or such other amounts as may be agreed upon in writing from time to time, together with Bank’s reasonable out-of-pocket or incidental expenses, including, but not limited to, reasonable and appropriate legal fees. Customer authorizes Bank to deduct amounts owing to it from the Cash Account, for any undisputed fees or expenses from time to time more than 60 days in arrears. Bank may increase the feesfor its services hereunder by not less than thirty days’ notice in writing to Customer. Without prejudice to Bank’s other rights, Bank reserves the right to charge interest on undisputed overdue amounts from the due date until actual payment at such rate as Bank may reasonably determinebut not to exceed an annual rate of the then-current Federal funds plus 0.25%.

4.2     Overdrafts

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     If a debit to any currency in the Cash Account results in a debit balancein that currency (without regard to Cash Account investments), then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by Bank from time to timeto customers similar to Customer, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Cash Account.

Custodian may, without prior notice to Customer, set off any payment obligation owed to it by Customer under this Section 4.2 against Customer’s Cash Account, regardless of currency involved. If, after set off against Customer’s Cash Account, there remains a debit balance under this Section 4.2, then, with respect to Financial Assets in the Securities Account and without prejudice to Bank’s rights as a Securities Intermediary under New York law (including, but not limited to, under the Uniform Commercial Code), upon notice to Customer, Bank shall be entitled to withhold delivery of such Financial Assets against settlement of pending trades, sell or otherwise realize any such Financial Assets and to apply the proceeds in satisfaction of any such payment obligation, provided that the foregoing is not prohibited by Section 18 of the Investment Company Act of 1940.

5.   SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1     Appointment of Subcustodians; Use of Securities Depositories

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     (a)     Bank is authorized under this Agreement to act through and hold Customer’s Financial Assets with Subcustodians, being at the date of this Agreement the entities listed in Schedule 2. Bank will use reasonable care in the selection and continued appointment of such Subcustodians. In addition, Bank and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in, any Reported Depository or “other U.S. Securities Depository.” Customer will provide Bank with such documentation or acknowledgements that Bank may reasonably require to hold the Financial Assets in such Securities Depositories.

     (b)     Any agreement Bank enters into with a Subcustodian for holding Bank’s customers’ assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law, and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

     (c)     Bank will not be liable for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank will make good faith efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

5.2     Liability for Subcustodians

.

     (a)     Subject to Section 7.1(b), Bank will be liable for direct losses incurred by Customer that result from:

(i)     the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market for Institutional Clients or from the fraud or willful misconduct or default of such Subcustodian in the provision of custodial services by it; or

(ii)     thebankruptcy or insolvency of any Affiliated Subcustodian.

     (b)     Subject to Section 7.1(b) and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

     (c)     Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3     Use of Agents

.

     (a)     Bank may provide certain services under this Agreement through third parties, which may be Affiliates. Except to the extent provided in Section 5.2 with respect to Subcustodians, Bank will not be responsible for any loss as a result of a failure by any broker or any other third party that it selects and retains using reasonable care to provide ancillary services that it may not customarily provide itself, including, without limitation, delivery services and providers of information regarding matters such as pricing, proxy voting or Corporate Actions. Nevertheless, Bank will be liable for the performance of any such service provider selected by Bank that is an Affiliate to the same extent as Bank would have been liable if it performed such services itself.

     (b)     In the case of the sale under Section 2.9(c) of a fractional interest (or in other cases where Customer has requested Bank to arrange for execution of a trade) Bank will place trades with a broker which is an Affiliate to the extent that Bank has established a program for such trading with such Affiliate. An affiliated broker may charge its customary commission (or retain its customary spread) with respect to any such transaction.

6.   ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1     Representations of Customer and Bank

.

     (a)     Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, to incur indebtedness as contemplated by this Agreement, and to enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; and (iv) it is a resident of the United States and shall notify Bank of any changes in residency.

     (b)     Bank represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement, (iii) it has not relied on any oral or written representation made by Customer or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Customer; and (iv) it is qualified to act as a custodian for investment companies registered under the 1940 Act.

Each party may rely upon the above or the certification of such other facts as may be required to perform its obligations hereunder.

6.2     Provision of Additional Information

.

     Upon request, each party will promptly provide to the other such information about itself and its financial status as the other party may reasonably request, including its organizational documents and its current audited and unaudited financial statements.

6.3     Customer is Liable to Bank Even if it is Acting for Another Person

.

     If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash, or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights Bank might have against Customer’s principal.

7.    WHEN BANK IS LIABLE TO CUSTOMER

7.1      Standard of Care; Liability

.

     (a)     Bank will use reasonable care in performing its obligations under this Agreement. Bank will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

     (b)     Bank will be liable for Customer’s direct damages to the extent they result from Bank’s negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a) or breach of any warranty or representation made under this Agreement. In the event of such negligence or willful misconduct the liability of the Bank in connection with the loss or damage will not exceed (i) the lesser of the current replacement cost of any Financial Assets or the market value of the Financial Assets to which such loss or damage relates at the time the Customer reasonably should have been aware of such negligence or willful misconduct, plus (ii) compensatory interest up to that time at the rate applicable to the base currency of the Customers’ Cash Account. Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance hereunder, or Bank’s role as custodian.

     (c)     Customer will indemnify the Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Bank Indemnitees to the extent in connection with or arising out of (i) Bank’s performance under this Agreement, provided the Bank Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any action or omission taken by Bank or such Bank Indemnitees in accordance with any Instructions or other directions of Customeron which Bank is authorized hereunder to rely. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement.

     (d)     Without limiting Subsections 7.1(a), (b) or (c), Bank will have no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions, except as provided in Section 3.2, provided that the Instructions are not clearly incorrect on their face; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) except as may otherwise be required by Sections 2.16 or 2.17, evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed by an Authorized Person to deliver Financial Assets or cash; or (v) review or reconcile trade confirmations received from brokers (and Customer or its Authorized Persons issuing Instructions will bear any responsibility to review such confirmations against Instructions issued to and Statements of Account issued by Bank).

(e) Promptly after receipt by Bank of notice of commencement of any action, Bank will, if a claim in respect thereof is made against Customer under this Agreement, notify Customer of the commencement thereof; but the omission so to notify Customer will not relieve it from any liability which it may have to Customer otherwise than under this Agreement. In case any such action is brought against Bank, and it notified Customer of the commencement thereof, Customer will be entitled to participate therein and, to the extent that Customer may wish, assume the defense thereof; provided, that in the case of any claim that Bank deems significant, Bank shall have the right to consent to Customer’s choice of counsel in its defense of such action, such consent not to be unreasonably withheld. After notice from Customer of Customer’s intention to assume the defense of an action, Bank shall bear the expenses of any additional counsel obtained by Bank, and Customer shall not be liable to Bank under this section for any legal or other expenses subsequently incurred by Bank in connection with the defense thereof other than reasonable costs of investigation. Bank shall in no case confess any claim or make any compromise in any case in which Customer is asked to indemnify Bank except with Customer’s prior written consent.

7.2     Force Majeure

.

     Bank will maintain and update from time to time business continuation and disaster recovery procedures with respect to its custody business that it determines from time to time meet reasonable commercial standards. Bank will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, act of any governmental authority or other act or threat of any authority (de jure or de facto), malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence in maintaining the equipment or software), failure of operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

7.3      Bank May Consult With Counsel

.

     Bank will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and will not be liable to Customer for any action reasonably taken or omitted pursuant to such adviceof which it promptly notifies Customer.

7.4      Bank Provides Diverse Financial Services and May Generate Profits as a Result

.

     Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of these activities. Customer further acknowledges that Bank or its Affiliates may be in possession of investment-related information tending to show that the Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

8.    TAXATION

8.1     Tax Obligations

.

     (a)     Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority in respect of Customer’s Accounts; provided that such cash shall be paid to such revenue or governmental authority or set aside in a separate account of Customer for such purpose.

     (b)     Customer will provide to Bank such certifications, documentation, and information as it may reasonably require in connection with taxation.

     (c)       Customer will be responsible for the payment of all taxes relating to the Financial Assets in the Securities Account. Customer will indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Bank (i) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed onCustomer’s Financial Assets, or (ii) to report interest, dividend or other income paid or credited to the Cash Account, provided, however, that Customer will not be liable to Bank for any penalty or additions to tax due as a result of Bank’s failure to pay or withhold tax or to report interest, dividend or other income paid or credited to the Cash Account solely as a result of Bank’s negligent acts or omissions.

8.2     Tax Reclaims

.

     (a)     Subject to the provisions of this Section, Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this section. Notwithstanding any minimum threshold set by Bank, Bank will file a tax reclaim or application for reduction of withholding if requested by Customer.

     (b)     The provision of a tax reclaim service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation requested by Bank (pro forma copies of which are available from Bank), prior to the receipt of Financial Assets in the Account or the payment of income.

     (c)     Bank will perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2, Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

     (d)     Customer confirms that Bank is authorized to disclose any information required by any revenue authority or any governmental entity with appropriate jurisdiction in relation to the processing of any tax reclaim.

9.    TERMINATION

     This Agreement will continue until terminated by either Bank giving to Customer, or Customer giving to Bank , a notice in writing specifying the date of termination, which date shall be not less than 60 days after the date of giving such notice. If Customer gives notice of termination, Customer shall designate a successor custodian or custodian to whom Bank must deliver the Financial Assets and cash. If Bank gives notice of termination, Customer shall, within sixty days of the notice, notify Bank as to identity of the successor custodian or custodians. Upon the date of termination specified in the notice, this Agreement shall terminate, and Bank shall deliver the Financial Assets and cash to the successor custodian(s). If a successor custodian is not designated by Customer in accordance with the foregoing, Bank shall, upon the date of termination specified in the notice of termination, deliver the Financial Asset and cash to Customer.

Bank will in any event be entitled to deduct any undisputed amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction ofundisputed amounts owing to it). Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.    MISCELLANEOUS

10.1      Notices

.

     Notices (other than Instructions) will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2      Successors and Assigns

.

     This Agreement will be binding on each of the parties’ successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.In the event that Customer substitutes another bank or trust company for Bank due to a change in control of Bank, Bank shall pay all of Customer’s reasonable expenses incurred in connection with the transition to the successor custodian, including, without limitation, the expenses associated with the transfer of securities, monies and other properties and Customer’s negotiation of new custodian contractual documentation.

10.3     Interpretation

.

     Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4     Entire Agreement

.

(a)     The following Rider(s) are incorporated into this Agreement:

___     Cash Trade Execution;

___     Cash Sweep;

___     Accounting Services;

___     Mutual Fund.

(b)     This Agreement, including the Schedules, Exhibits, and Riders (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Amendments must be in writing and signed by both parties.

10.5     Information Concerning Deposits at Bank’s London Branch

.

     Under U.S federal law, deposit accounts that Customer maintains in Bank’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation (“FDIC”); in the event of Bank’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits; and such foreign deposits are subject to cross-border risks. Bank’s London Branch is a member of the United Kingdom Deposit Protection Scheme (the “Scheme”) established under Banking Act 1987 (as amended). This Scheme provides that in the event of Bank’s insolvency payments may be made to certain customers of Bank’s London Branch. Payments under the Scheme are limited to 90% of a depositor’s total cash deposits subject to a maximum payment to any one depositor of £18,000 (or 20,000 euros if greater). Most deposits denominated in sterling and other European Economic Area Currencies and euro made with Bank within the United Kingdom are covered. Further details of the Scheme are available on request.

10.6      Insurance

.

     Bank will not be required to maintain any insurance coverage for the benefit of Customer.

10.7      Governing Law and Jurisdiction

.

     This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.8     Severability; Waiver; and Survival

.

     (a)      If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

     (b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

     (c)     Each party’s rights, protections, and remedies under this Agreement shall survive its termination.

10.9     Counterparts

.

     This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.10     No Third Party Beneficiaries

.

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

10.11     Confidentiality

.

Bank shall not disclose any information regarding Customer’s Securities, Securities Account, Financial Assets or cash under this Agreement except as is reasonably necessary to provide services to Customer, as required by law or regulation or the organizational documents of the issuer of any Financial Asset, or otherwise with the consent of Customer. Customer agrees to keep this Agreement confidential and, except where disclosure is required by law or regulation, shall only disclose it (or any part of it) with the prior written consent of Bank.

10.12     Limited Obligations

.

With respect to a Customer organized as a Massachusetts business trust, a copy of such Customer’s Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, the Bank acknowledges that the obligations of or arising out of this Agreement with respect to such Customer are not binding upon any of such Customer’s trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Customer in accordance with its proportionate interest hereunder. Bank further acknowledges that the assets and liabilities of each series are separate and distinct, and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on behalf of which the Customer has executed this instrument. Bank also agrees that the obligations of each Customer and series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and agrees not to proceed against any Customer or series for the obligations of another Customer or series.

Customers may be added or deleted as parties to this Agreement from time to time by amendment to Exhibit A.

                                                                                         OPPENHEIMERFUNDS, INC.

      By:_/s/ Brian W. Wixted______________________________

Title: Senior Vice President and Treasurer,
on behalf of each investment company identified as a Customer in Exhibit A attached hereto individually and severally, and not jointly and severally

JPMORGAN CHASE BANK

     By:__/s/ Stephen Crowley_____________________

                                                                                         Title:_Vice President_________________________

EXHIBIT A

List of Investment Companies that are a Party to this Agreement (each, a “Customer”):

Fund Name
Oppenheimer Champion Income Fund
Oppenheimer Strategic Income Fund
Oppenheimer Balanced Fund
Oppenheimer Variable Account Funds for the account of Oppenheimer Strategic Bond Fund/VA
Oppenheimer High Yield Fund
Oppenheimer Integrity Funds for the account of Oppenheimer Core Bond Fund
Oppenheimer Variable Account Funds for the account of Oppenheimer Main Street Fund/VA
Oppenheimer Capital Appreciation Fund
Oppenheimer Global Fund
Oppenheimer Variable Account Funds for the account of Oppenheimer Global Securities Fund/VA
Panorama Series Fund, Inc. for the account of Growth Portfolio
Panorama Series Fund, Inc. for the account of Total Return Portfolio
Oppenheimer Variable Account Funds for the account of Oppenheimer Capital Appreciation/VA
Panorama Series Fund, Inc. for the account of Government Securities Portfolio
Panorama Series Fund, Inc. for the account of International Growth Fund/VA
Oppenheimer Variable Account Funds for the account of Oppenheimer MidCap Growth Fund/VA
Oppenheimer Variable Account Funds for the account of Oppenheimer Core Bond Fund/VA
Oppenheimer Variable Account Funds for the account of Oppenheimer High Income Fund/VA
Oppenheimer Variable Account Funds for the account of Oppenheimer Main Street Fund/VA
Oppenheimer Variable Account Funds for the account of Oppenheimer Money Fund/VA
Oppenheimer Variable Account Funds for the account of Oppenheimer Balanced Fund/VA
Oppenheimer Real Asset Fund
Oppenheimer Developing Markets Fund
Oppenheimer International Small Company Fund
Oppenheimer International Growth Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer International Bond Fund
Oppenheimer Variable Account Funds for the account of Oppenheimer Value Fund/VA
Oppenheimer Principal Protected Main Street Fund
Oppenheimer Principal Protected Main Street Fund II
Oppenheimer Principal Protected Main Street Fund III

Schedule 1

Information Regarding Country Risk

     1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

A     Opinions of local counsel concerning:

_X_     i.     Whether applicable foreign law would restrict the access afforded Customer’s independent public accountants to books and records kept by an eligible foreign custodian located in that country.

_X__     ii.     Whether applicable foreign law would restrict Customer’s ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

_X__     iii.     Whether applicable foreign law would restrict Customer’s ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

B.     Written information concerning:

_X__     i.     The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer’s Financial Assets.

_X__     ii.     Whether difficulties in converting Customer’s cash and cash equivalents to U.S. dollars are reasonably foreseeable.

C.     A market report with respect to the following topics:

(i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

     2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

     Market flashes, including with respect to changes in the information in market reports.

Schedule 2

LIST OF COUNTRIES and SUBCUSTODIANS

JPMorgan Investor Services
Agent and Cash Network

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	JPMorgan Chase Bank Arenales 707, 5th Floor 1061 Buenos Aires ARGENTINA	JPMorgan Chase Bank Buenos Aires
AUSTRALIA	JPMorgan Chase Bank Level 37 AAP Center 259, George Street Sydney NSW 2000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne
AUSTRIA	Bank Austria Creditanstalt AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA	J.P. Morgan AG Frankfurt
BAHRAIN	HSBC Bank Middle East PO Box 57 Manama, 304 BAHRAIN	National Bank of Bahrain Manama
BANGLADESH	Standard Chartered Bank 18-20 Motijheel C.A Box 536 Dhaka-1000 BANGLADESH	Standard Chartered Bank Dhaka
BELGIUM	Fortis Bank N.V. 3 Montagne Du Parc 1000 Brussels BELGIUM	J.P. Morgan AG Frankfurt
BERMUDA	The Bank of Bermuda Limited 6 Front Street Hamilton HMDX BERMUDA	The Bank of Bermuda Limited Hamilton
BOTSWANA	Barclays Bank of Botswana Limited Barclays House, Khama Crescent Gaborone BOTSWANA	Barclays Bank of Botswana Limited Gaborone
BRAZIL	Citibank, N.A. Avenida Paulista, 1111 Sao Paulo, SP 01311-920 BRAZIL	Citibank, N.A.. Sao Paulo
BULGARIA	ING Bank N.V. Sofia Branch 12 Emil Bersinski Street Ivan Vazov Region 1408 Sofia BULGARIA	ING Bank N.V. Sofia
CANADA	Royal Bank of Canada 200 Bay Street, Suite 1500 15th Floor Royal Bank Plaza, North Tower Toronto Ontario M5J 2J5 CANADA	Royal Bank of Canada Toronto
CHILE	Citibank, N.A. Avda. Andres Bello 2687 3rd and 5th Floors Santiago CHILE	Citibank, N.A Santiago.
CHINA - SHANGHAI	The Hongkong and Shanghai Banking Corporation Limited 34/F, Shanghai Senmao International Building 101 Yin Cheng East Road Pudong Shanghai 200120 THE PEOPLE’S REPUBLIC OF CHINA	Citibank, N.A. New York
CHINA - SHENZHEN	The Hongkong and Shanghai Banking Corporation Limited 1st Floor Century Plaza Hotel No.1 Chun Feng Lu Shenzhen THE PEOPLE’S REPUBLIC OF CHINA	JPMorgan Chase Bank Hong Kong
COLOMBIA	Cititrust Colombia S.A. Sociedad Fiduciaria Carrera 9a No 99-02 First Floor Santa Fe de Bogota, D.C. COLOMBIA	Cititrust Colombia S.A. Sociedad Fiduciaria Santa Fe de Bogota
CROATIA	Privredna banka Zagreb d.d. Savska c.28 10000 Zagreb CROATIA	Privredna banka Zagreb d.d. Zagreb
CYPRUS	The Cyprus Popular Bank Ltd. 154 Limassol Avenue P.O. Box 22032 CY-1598 Nicosia CYPRUS	The Cyprus Popular Bank Ltd. Nicosia
CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Na Porici 24 110 00 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague
DENMARK	Danske Bank A/S 2-12 Holmens Kanal DK 1092 Copenhagen K DENMARK	Nordea Bank Danmark A/S Copenhagen
ECUADOR	Citibank, N.A. Av. Republica de El Salvador y Naciones Unidas (Esquina) Quito ECUADOR	Citibank, N.A. Quito
EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo
ESTONIA	Hansabank Liivalaia 8 EE0001 Tallinn ESTONIA	Esti Uhispank Tallinn
FINLAND	Nordea Bank Finland Plc 2598 Custody Services Aleksis Kiven Katu 3-5 FIN-00020 MERITA, Helsinki FINLAND	J.P. Morgan AG Frankfurt
FRANCE	BNP Paribas Securities Services S.A. Ref 256 BP 141 3, Rue D’Antin 75078 Paris Cedex 02 FRANCE	J.P. Morgan AG Frankfurt
GERMANY	Dresdner Bank AG Juergen-Ponto-Platz 1 60284 Frankfurt/Main GERMANY	J.P. Morgan AG Frankfurt
GHANA	Barclays Bank of Ghana Limited Barclays House, High Street Accra GHANA	Barclays Bank of Ghana Limited Accra
GREECE	HSBC Bank plc Messogion 109-111 11526 Athens GREECE	J.P. Morgan AG Frankfurt
HONG KONG	The Hongkong and Shanghai Banking Corporation Limited 36th Floor, Sun Hung Kai Centre 30 Harbour Road Wan Chai HONG KONG	JPMorgan Chase Bank Hong Kong
HUNGARY	Citibank Rt. Szabadsag ter 7-9 H-1051 Budapest V HUNGARY	ING Bank Rt. Budapest
ICELAND	Islandsbanki-FBA Kirkjusandur 2 155 Reykjavik ICELAND	Islandsbanki-FBA Reykjavik
INDIA	Standard Chartered Bank Phoenix Centre, Phoenix Mills Compound Senapati Bapat Marg, Lower Parel Mumbai 400 013 INDIA	Standard Chartered Bank Mumbai
INDONESIA	The Hongkong and Shanghai Banking Corporation Limited World Trade Center 4th Floor Jalan Jendral Sudirman Kav. 29-31 Jakarta 12920 INDONESIA	The Hongkong and Shanghai Banking Corporation Limited Jakarta
IRELAND	Bank of Ireland International Financial Services Centre 1 Harbourmaster Place Dublin 1 IRELAND	J.P. Morgan AG Frankfurt
	Allied Irish Banks, p.l.c. P.O. Box 518 International Financial Services Centre Dublin 1 IRELAND	J.P. Morgan AG Frankfurt
ISRAEL	Bank Leumi le-Israel B.M 35, Yehuda Halevi Street 61000 Tel Aviv ISRAEL	Bank Leumi le-Israel B.M. Tel Aviv
ITALY	BNP Paribas Securities Services S.A. 2 Piazza San Fedele 20121 Milan ITALY	J.P. Morgan AG Frankfurt
IVORY COAST	Societe Generale de Banques en Cote d’Ivoire 5 et 7, Avenue J. Anoma - 01 B.P. 1355 Abidjan 01 IVORY COAST	Societe Generale Paris
JAMAICA	CIBC Trust and Merchant Bank Jamaica Limited 23-27 Knutsford Blvd. Kingston 10 JAMAICA	CIBC Trust and Merchant Bank Jamaica Limited Kingston
JAPAN	Mizuho Corporate Bank, Limited 6-7 Nihonbashi-Kabutocho Chuo-Ku Tokyo 103 JAPAN	JPMorgan Chase Bank Tokyo
JORDAN	Arab Bank Plc P O Box 950544-5 Amman Shmeisani JORDAN	Arab Bank Plc Amman
KAZAKHSTAN	ABN AMRO Bank Kazakhstan 45, Khadzhi Mukana Street 480099 Almaty KAZAKHSTAN	ABN AMRO Bank Kazakhstan Almaty
KENYA	Barclays Bank of Kenya Limited c/o Barclaytrust Investment Services & Limited Mezzanine 3, Barclays Plaza, Loita Street Nairobi KENYA	Barclays Bank of Kenya Limited Nairobi
LATVIA	Hansabanka Kalku iela 26 Riga, LV 1050 LATVIA	Hansabanka Riga
LEBANON	HSBC Bank Middle East Ras-Beirut Branch P.O. Box 11-1380 Abdel Aziz Ras-Beirut LEBANON	JPMorgan Chase Bank New York
LITHUANIA	Vilniaus Bankas AB 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	Vilniaus Bankas AB Vilnius
LUXEMBOURG	Banque Generale du Luxembourg S.A. 50 Avenue J.F. Kennedy L-2951 LUXEMBOURG	J.P. Morgan AG Frankfurt
MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur
MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited 5/F Les Cascades Building Edith Cavell Street Port Louis MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Port Louis
MEXICO	Banco J.P. Morgan, S.A. Torre Optima Paseo de las Palmas #405 Piso 15 Lomas de Chapultepec 11000 Mexico, D. F. MEXICO	Banco J.P. Morgan, S.A. Mexico, D.F
MOROCCO	Banque Commerciale du Maroc S.A. 2 Boulevard Moulay Youssef Casablanca 20000 MOROCCO	Banque Commerciale du Maroc S.A. Casablanca
NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA	Standard Bank of Namibia Limited Windhoek
NETHERLANDS	ABN AMRO Bank N.V. Kemelstede 2 P. O. Box 3200 4800 De Breda NETHERLANDS	J.P. Morgan AG Frankfurt
NEW ZEALAND	National Nominees Limited Level 2 BNZ Tower 125 Queen Street Auckland NEW ZEALAND	National Bank of New Zealand Wellington
*NIGERIA*	Stanbic Bank Nigeria Limited 188 Awolowo Road P.O. Box 54746 Falomo, Ikoyi Lagos NIGERIA	The Standard Bank of South Africa Limited Johannesburg
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
NORWAY	Den norske Bank ASA Stranden 21 PO Box 1171 Sentrum N-0107 Oslo NORWAY	Den norske Bank ASA Oslo
OMAN	HSBC Bank Middle East Bait Al Falaj Main Office Ruwi, Muscat PC 112 OMAN	Oman Arab Bank Muscat
PAKISTAN	Standard Chartered Bank Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank Karachi
PERU	Citibank, N.A. Camino Real 457 Torre Real - 5th Floor San Isidro, Lima 27 PERU	Banco de Credito del Peru Lima
PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 30/F Discovery Suites 25 ADB Avenue Ortigas Center Pasig City, Manila PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Manila
POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw 55 POLAND	Bank Rozwoju Eksportu S.A. Warsaw
PORTUGAL	Banco Espirito Santo, S.A 7th floor Rua Castilho, 26 1250-069 Lisbon PORTUGAL	J.P. Morgan AG Frankfurt
ROMANIA	ING Bank N.V. 13-15 Kiseleff Blvd Bucharest 1 ROMANIA	ING Bank N.V. Bucharest
*RUSSIA*	J.P. Morgan Bank International (Limited Liability Company) Building 2/1, 8th floor Paveletskaya Square 113054 Moscow RUSSIA	JPMorgan Chase Bank New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
SINGAPORE	Standard Chartered Bank 3/F, 6 Battery Road 049909 SINGAPORE	Oversea-Chinese Banking Corporation Singapore
SLOVAK REPUBLIC	Ceskoslovenska obchodni banka, a.s. pobocka zahranicnej banky v SR Michalska 18 815 63 Bratislava SLOVAK REPUBLIC	Vseobecno Uverova Banka S.A. Bratislava
SLOVENIA	Bank Austria Creditanstalt d.d. Ljubljana Wolfova 1 SI-1000 Ljubljana SLOVENIA	Bank Austria Creditanstalt d.d. Ljubljana Ljubljana
SOUTH AFRICA	The Standard Bank of South Africa Limited Standard Bank Centre 1st Floor 5 Simmonds Street Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg
SOUTH KOREA	The Hongkong and Shanghai Banking Corporation Limited 5/F HSBC Building #25, Bongrae-dong 1-ga Seoul SOUTH KOREA	The Hongkong and Shanghai Banking Corporation Limited Seoul
SPAIN	J.P. Morgan Bank, S.A. Paseo de la Castellana, 51 28046 Madrid SPAIN	J.P. Morgan AG Frankfurt
SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo
SWEDEN	Skandinaviska Enskilda Banken Sergels Torg 2 SE-106 40 Stockholm SWEDEN	Svenska Handelsbanken Stockholm
SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich
TAIWAN	JPMorgan Chase Bank 14th Floor 2, Tun Hwa S. Road Sec. 1 Taipei TAIWAN	JPMorgan Chase Bank Taipei
THAILAND	Standard Chartered Bank 14th Floor, Zone B Sathorn Nakorn Tower 100 North Sathorn Road Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank Bangkok
TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 1080 Tunis Cedex TUNISIA	Banque Internationale Arabe de Tunisie, S.A. Tunis
TURKEY	JPMorgan Chase Bank Emirhan Cad. No: 145 Atakule, A Blok Kat:11 80700-Dikilitas/Besiktas Istanbul TURKEY	JPMorgan Chase Bank Istanbul
*UKRAINE*	ING Bank Ukraine 28 Kominterna Street 5th Floor Kiev, 252032 UKRAINE	ING Bank Ukraine Kiev
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
U.A.E.	HSBC Bank Middle East P.O. Box 66 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
U.K.	JPMorgan Chase Bank Crosby Court Ground Floor 38 Bishopsgate London EC2N 4AJ UNITED KINGDOM	National Westminster Bank London
URUGUAY	BankBoston, N.A. Zabala 1463 Montevideo URUGUAY	BankBoston, N.A Montevideo.
U.S.A.	JPMorgan Chase Bank 4 New York Plaza New York NY 10004 U.S.A.	JPMorgan Chase Bank New York
VENEZUELA	Citibank, N.A. Carmelitas a Altagracia Edificio Citibank Caracas 1010 VENEZUELA	Citibank, N.A. Caracas
VIETNAM	The Hongkong and Shanghai Banking Corporation Limited 75 Pham Hong Thai, District 1 Ho Chi Minh City VIETNAM	The Hongkong and Shanghai Banking Corporation Limited Ho Chi Minh City
ZAMBIA	Barclays Bank of Zambia Limited Kafue House, Cairo Road Lusaka ZAMBIA	Barclays Bank of Zambia Limited Lusaka
ZIMBABWE	Barclays Bank of Zimbabwe Limited 2nd Floor, 3 Anchor House Jason Mayo Avenue Harare ZIMBABWE	Barclays Bank of Zimbabwe Limited Harare

Schedule 3

ELIGIBLE SECURITIES DEPOSITORIES

JPMorgan Investor Services
Securities Depositories

COUNTRY	DEPOSITORY	INSTRUMENTS
ARGENTINA	CVSA (Caja de Valores S.A.)	Equity, Corporate Debt, Government Debt
	CRYL (Central de Registration y Liquidacion de Instrumentos de Endeudamiento Publico)	Government Debt
AUSTRALIA	Austraclear Limited	Corporate Debt, Money Market, Government Debt and Semi-Government Debt
	CHESS (Clearing House Electronic Sub-register System)	Equity
AUSTRIA	OeKB (Oesterreichische Kontrollbank AG)	Equity, Corporate Debt, Government Debt
BELGIUM	CIK (Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.)	Equity, Corporate Debt
	NBB (National Bank of Belgium)	Corporate Debt, Government Debt
BRAZIL	CBLC (Companhia Brasileira de Liquidacao e Custodia)	Equity
	CETIP (Central de Custodia e Liquidacao Financiera de Titulos Privados)	Corporate Debt
	SELIC (Sistema Especial de Liquidacao e Custodia)	Government Debt
BULGARIA	BNB (Bulgaria National Bank)	Government Debt
	CDAD (Central Depository A.D.)	Equity, Corporate Debt
CANADA	CDS (The Canadian Depository for Securities Limited)	Equity, Corporate, Government Debt
CHILE	DCV (Deposito Central de Valores S.A.)	Equity, Corporate Debt, Government Debt
CHINA, SHANGHAI	CSDCC, Shanghai Branch (China Securities Depository and Clearing Corporation Limited, Shanghai Branch )	Equity
CHINA, SHENZHEN	CSDCC, Shenzhen Branch (China Securities Depository and Clearing Corporation Ltd, Shenzhen Branch)	Equity
COLOMBIA	DCV (Deposito Central de Valores)	Government Debt
	DECEVAL (Deposito Centralizado de Valores de Colombia S.A.)	Equity, Corporate Debt, Government Debt
CROATIA	SDA (Central Depository Agency Inc. – Stredisnja depozitarna agencija d.d.)	Equity, Government Debt
	MOF (Ministry of Finance of the Republic of Croatia)	Short-term debt issued by the Ministry of Finance.
	CNB (Croatian National Bank)	Short-term debt issued by the National Bank of Croatia.
CZECH REPUBLIC	SCP (Stredisko cennych papiru – Ceska republica)	Equity, Corporate Debt, Government Debt
	CNB (Czech National Bank)	Government Debt
DENMARK	VP (Vaerdipapircentralen A/S)	Equity, Corporate Debt, Government Debt
EGYPT	MCSD (Misr for Clearing, Settlement and Depository)	Equity, Corporate Debt
ESTONIA	ECDS (Estonian Central Depository for Securities Limited - Eesti Vaatpaberite Keskdepositoorium)	Equity, Corporate Debt, Government Debt
EUROMARKET	DCC (The Depository and Clearing Centre)	Euro-CDs
	CBL (Clearstream Banking, S.A.)	Internationally Traded Debt, Equity
	Euroclear Bank	Internationally Traded Debt, Equity
FINLAND	APK (Finnish Central Securities Depository Limited)	Equity, Corporate Debt, Government Debt
FRANCE	Euroclear France	Equity, Corporate Debt, Government Debt
GERMANY	CBF (Clearstream Banking AG)	Equity, Corporate Debt, Government Debt
GREECE	CSD (Central Securities Depository S.A.)	Equity, Corporate Debt
	BoG (Bank of Greece)	Government Debt
HONG KONG	HKSCC (Hong Kong Securities Clearing Company Limited)	Equity
	CMU (Central Moneymarkets Unit)	Corporate Debt, Government Debt
HUNGARY	KELER (Central Clearing House and Depository (Budapest) Ltd. – Kozponti Elszamolohaz es Ertektar (Budapest) Rt.)	Equity, Corporate Debt, Government Debt
ICELAND	ISD (The Islandic Securities Depository)	Equity, Corporate Debt, Government Debt
INDIA	NSDL (National Securities Depository Limited)	Equity, Corporate Debt, Government Debt
	CDSL (Central Depository Services (India) Limited)	Equity
	RBI (Reserve Bank of India)	Government Debt
INDONESIA	KSEI (PT Kustodian Sentral Efek Indonesia)	Equity, Corporate Debt
IRELAND	CREST (CRESTCo Limited)	Equity, Corporate Debt
ISRAEL	TECH (Tel Aviv Stock Exchange Clearing House Ltd.)	Equity, Corporate Debt, Government Debt
ITALY	Monte Titoli S.p.A.	Equity, Corporate Debt, Government Debt
IVORY COAST	DC/BR (Le Depositaire Central / Banque de Reglement)	Equity
JAMAICA	JCSD (Jamaica Central Securities Depository)	Equity, Corporate Debt, Government Debt
JAPAN	JASDEC (Japan Securities Depository Center, Incorporated)	Equity, Convertible Debt
	BoJ (Bank of Japan)	Registered Government Debt
KAZAHKSTAN	CSD (Central Securities Depository CJSC)	Equity
KENYA	CBCD (Central Bank Central Depository)	Government Debt
LATVIA	LCD (Latvian Central Depository)	Equity, Corporate Debt, Government Debt
LEBANON	Midclear S.A.L. (Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East S.A.L.)	Equity
LITHUANIA	CSDL (Central Securities Depository of Lithuania)	Equity, Corporate Debt, Government Debt
LUXEMBOURG	CBL (Clearstream Banking S.A.)	Equity
MALAYSIA	MCD (Malaysian Central Depository Sdn. Bhd.)	Equity, Corporate Debt
	BNM (Bank Negara Malaysia)	Government Debt
MAURITIUS	CDS (Central Depository and Settlement Company Limited)	Equity, Corporate Debt
MEXICO	INDEVAL (S.D. INDEVAL S.A. de C.V.)	Equity, Corporate Debt, Government Debt
MOROCCO	Maroclear	Equity, Corporate Debt, Government Debt
NETHERLANDS	NECIGEF (Nederlands Centraal Insituut voor Giraal Effectenverkeer B.V.)	Equity, Corporate Debt, Government Debt
NEW ZEALAND	NZCSD (New Zealand Central Securities Depository)	Equity, Corporate Debt, Government Debt
NIGERIA	CSCS (Central Securities Clearing System Limited)	Equity, Corporate Debt, Government Debt
NORWAY	VPS (Verdipapirsentralen)	Equity, Corporate Debt, Government Debt
OMAN	MDSRC (The Muscat Depository and Securities Registration Company, S.A.O.C.)	Equity, Corporate Debt
PAKISTAN	CDC (Central Depository Company of Pakistan Limited)	Equity, Corporate Debt
	SBP (State Bank of Pakistan)	Government Debt
PERU	CAVALI (CAVALI ICLV S.A.)	Equity, Corporate Debt, Government Debt
PHILIPPINES	PCD (Philippine Central Depository, Inc.)	Equity
	ROSS (Bangko Sentral ng Pilipinas / Register of Scripless Securities)	Government Debt
POLAND	NDS (National Depository for Securities S.A.)	Equity, Long-Term Government Debt
	CRT (Central Registry of Treasury-Bills)	Short-Term Government Debt
PORTUGAL	INTERBOLSA (Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.)	Equity, Corporate Debt, Government Debt
ROMANIA	SNCDD (National Company for Clearing, Settlement and Depository for Securities)	Equity
	BSE (Bucharest Stock Exchange)	Equity
RUSSIA	VTB (Vneshtorgbank)	Equity, Corporate Debt, Government Debt (Ministry of Finance Bonds)
	NDC (National Depository Centre)	Equity, Corporate Debt, Government Debt
SINGAPORE	CDP (The Central Depository (Pte) Limited)	Equity, Corporate Debt
	MAS (Monetary Authority of Singapore)	Government Debt
SLOVAK REPUBLIC	SCP (Stredisko cennych papierov SR, a.s.)	Equity, Corporate Debt, Government Debt
	NBS (National Bank of Slovakia)	Government Debt
SLOVENIA	KDD (Centralna klirinsko depotna druzba d.d.)	Equity, Corporate Debt, Government Debt
SOUTH AFRICA	CD (The Central Depository Limited)	Corporate Debt, Government Debt
	STRATE (Share Transactions Totally Electronic)	Equity
SOUTH KOREA	KSD (Korea Securities Depository)	Equity, Corporate Debt, Government Debt
SPAIN	SCLV (Servicio de Compensacion y Liquidacion de Valores, S.A.)	Equity, Corporate Debt
	Bank of Spain	Corporate Debt, Government Debt
SRI LANKA	CDS (Central Depository System (Private) Limited)	Equity, Corporate Debt
SWEDEN	VPC (Vardepapperscentralen AB)	Equity, Corporate Debt, Government Debt
SWITZERLAND	SIS (SIS SegaInterSettle AG)	Equity, Corporate Debt, Government Debt
TAIWAN	TSCD (Taiwan Securities Central Depository Co., Ltd.)	Equity, Government Debt
THAILAND	TSD (Thailand Securities Depository Company Limited)	Equity, Corporate Debt, Government Debt
TUNISIA	STICODEVAM (Societe Tunisienne Interprofessionnelle pour la Compensation et le Depot des Valeurs Mobilieres)	Equity, Corporate Debt, Government Debt
TURKEY	TAKASBANK (IMKB Takas ve Saklama Bankasi A.S.)	Equity, Corporate Debt, Government Debt
UNITED ARAB EMIRATES	DFM (Dubai Financial Market Clearing House)	Equity, Corporate Debt, Government Debt
UNITED KINGDOM	CREST (CRESTCo Limited)	Equity, Corporate Debt, Government Debt
	CMO (Central Moneymarkets Office)	Sterling & Euro CDs, Commercial Paper
UNITED STATES	DTC (Depository Trust Company)	Equity, Corporate Debt
	FED (The Federal Reserve Book-Entry System)	Government Debt, Mortgage Back Debt
VENEZUELA	BCV (Banco Central de Venezuela)	Government Debt
	CVV (Caja Venezolana de Valores, S.A.)	Equity, Corporate Debt, Money Market
VIETNAM	SCC (Securities Custody Centre)	Equity, Corporate Debt, Government Debt
ZAMBIA	CSD (LuSE Central Shares Depository Limited)	Equity, Government Debt
	BoZ (Bank of Zambia)	Government Debt